UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2013, Corporate Capital Trust, Inc. (the “Company”), CNL Securities Corp. (the “Dealer Manager”), and certain affiliated entities entered into a Selected Dealer Agreement (the “Selected Dealer Agreement”) with Ameriprise Financial Services, Inc. (“Ameriprise”) pursuant to which Ameriprise has been appointed as a selected dealer to solicit subscriptions for shares of the Company’s common stock (the “Shares”) in connection with the Company’s ongoing public offering (the “Offering”). Ameriprise is not affiliated with the Company or the affiliated entities.

Pursuant to the terms of the Selected Dealer Agreement, the Dealer Manager:

•	will pay Ameriprise a selling commission equal to 7% of the offering price of each Share sold by Ameriprise (the “Selling Commission”);

•	will reallow to Ameriprise a marketing support fee of up to 1.5% of the offering price of each Share sold by Ameriprise (the “Marketing Support Fee”); and

•	may reimburse Ameriprise up to 0.5% of gross proceeds from the sale of Shares for bona fide due diligence expenses incurred by Ameriprise, subject to certain limitations.

No Selling Commission or Marketing Support Fee will be paid to Ameriprise for purchases made by an investor pursuant to the Company’s distribution reinvestment plan. In addition, as described in the Selected Dealer Agreement and the prospectus for the Offering, certain categories of investors may purchase Shares net of the Selling Commission and Marketing Support Fee, including (i) certain affiliates or employees of the Company and its affiliated entities or Ameriprise; (ii) certain investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee or other asset-based fee arrangement (subject to certain exceptions); and (iii) a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department. Also, the Selling Commission may be reduced or eliminated in respect of certain volume discounts to investors who purchase more than $500,000 of Shares. Ameriprise is not eligible to receive any of the amounts described in this paragraph if such payments would cause the aggregate underwriting compensation to be paid to all parties in connection with the Offering to exceed the limitations prescribed by the Financial Industry Regulatory Authority, Inc.

Subject to certain limitations set forth in the Selected Dealer Agreement, the Company and its affiliated entities have agreed to indemnify, defend and hold harmless Ameriprise against certain losses, liability, claims, damages and expenses, including those arising under the Securities Act of 1933, as amended.

The information set forth above with respect to the Selected Dealer Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Selected Dealer Agreement, a copy of which will be filed as an exhibit to either the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013 or an earlier post-effective amendment to the Company’s Registration Statement on Form N-2.

Item 8.01. Other Events

On November 21, 2013, our board of directors increased the public offering price of our continuous public offering of common stock from $11.10 per share to $11.20 per share. This increase in our public offering price is effective as of November 21, 2013. On November 21, 2013, we issued a press release announcing the increase in our public offering price to $11.20 per share. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated by reference herein. As a result of the increase in our public offering price per share, our maximum sales load and the net proceeds per share will correspondingly increase from $1.11 to $1.12 and from $9.99 to $10.08, respectively.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated November 21, 2013

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2013	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre
Paul S. Saint-Pierre
Chief Financial Officer